    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 16, 1998
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               ------------------

                     AMERICAN TELESOURCE INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

          ONTARIO                                          74-2698095
(State or other jurisdiction of                 (I.R.S. employer identification)
 incorporation or organization)

                       12500 NETWORK BOULEVARD, SUITE 407
                            SAN ANTONIO, TEXAS 78249
         (Address, including zip code, of principal executive offices)

                           -------------------------

                              AMENDED AND RESTATED
                     AMERICAN TELESOURCE INTERNATIONAL INC.
                             1997 STOCK OPTION PLAN

                      COMPENSATION AGREEMENT FOR EMPLOYEE

                           (Full title of the Plans)

                           -------------------------


                           ARTHUR L. SMITH, PRESIDENT
                       12500 NETWORK BOULEVARD, SUITE 407
                            SAN ANTONIO, TEXAS 78249
                                 (210) 558-6090
(Name, address and telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

================================================================================================
                                                    Proposed          Proposed
         Title of                 Amount            Maximum           Maximum        Amount of
        Securities                 to be         Offering Price      Aggregate      Registration
     to be Registered           Registered         Per Share       Offering Price       Fee
------------------------------------------------------------------------------------------------
Common Stock, no par value... 4,912,000 shares(1)   $0.62(2)        $3,045,440(2)      $922.86
================================================================================================

(1) Issuable upon exercise of 4,882,000 options previously granted under the Amended and Restated American TeleSource International Inc. 1997 Stock Option Plan and 30,000 options previously granted under a compensation agreement with an employee of the Registrant.

(2) Computed on the basis of the weighted average exercise price.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in this Registration
Statement:

     (a) The Registrant's Registration Statement on Form 10 (No. 000-23007) filed on August 21, 1997, as amended by Amendment No. 1 thereto filed on October 22, 1997;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended October 31, 1997 and January 31, 1998, and the Registrant's Current Report on Form 8-K filed on November 10, 1997;

     (c) The description of the Registrant's Common Stock, no par value (the "Common Stock"), contained in Amendment No. 1 to the Registrant's Registration Statement on Form 10 (No. 000-23007) filed on October 22, 1997;

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and l5(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all Common Stock to which this Registration Statement relates has been sold or that deregisters all Common Stock to which this Registration Statement relates then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under the Ontario Business Corporations Act, the Registrant may indemnify a present or former director or officer or a person who acts or acted at the Registrant's request as a director or officer of another corporation of which the Registrant is or was a stockholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his position with the Registrant and provided that the director or officer acted honestly and in good faith with a view to the best interests of the Registrant and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the Registrant as a matter of right if he was substantially successful on the merits and fulfilled the conditions set forth above.

     In accordance with the Ontario Business Corporations Act, the Bylaws of the Registrant indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant's request as a director or officer of a corporation in which the Registrant is or was a shareholder or creditor against any and all losses and expenses reasonably incurred by him in respect of any civil, criminal or administrative proceeding to which he was made a party by reason of being or having been a director or officer of the Registrant or other corporation if he acted honestly and in good faith with a view to the best interests of the Registrant or, in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, he had reasonable grounds to believe that his conduct was lawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provision, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable.

ITEM 8. EXHIBITS.

Exhibit No            Description of Exhibit
----------            ----------------------

4.1           Form of Common Stock certificate of the Registrant.***

4.2           Articles of Amalgamation of the Registrant.*

4.3           Bylaws of the Registrant.*

4.4           Amended and Restated 1997 Stock Option Plan of the Registrant.**

4.5           Compensation Agreement for Employee. ***

5             Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.***

23            Consent of  Arthur Andersen LLP.***

24            Power of Attorney (included on signature page of this Registration
              Statement).

---------------------
* Filed as Exhibit to Registration Statement on Form S-4 (No. 333-05557) of the Registrant filed June 7, 1996.
** Filed as Exhibit to Registration Statement on Form S-4 (No. 333-47511) of the Registrant filed March 6, 1998.
***  Filed herewith.

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas on April 7, 1998.

                                       AMERICAN TELESOURCE INTERNATIONAL INC.

                                       By:  /s/ Arthur L. Smith
                                          ------------------------------------
                                                Arthur L. Smith
                                                President and Chief Operating
                                                  Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Arthur L. Smith and H. Douglas Saathoff, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

NAME                                 TITLE                 DATE
----                                 -----                 ----

/s/ Arthur L. Smith           President, Chief Operating Officer   April 7, 1998
-------------------------     and Director
Arthur L. Smith


/s/ Murray R. Nye             Chairman of the Board, Chief         April 7, 1998
-------------------------     Executive Officer and Director
Murray R. Nye                 (Principal Executive Officer)


/s/ H. Douglas Saathoff       Secretary, Treasurer and Chief       April 7, 1998
-------------------------     Financial Officer (Principal
H. Douglas Saathoff           Financial and Accounting Officer)


/s/ John Moses                Director                             April 7, 1998
-------------------------
John Moses

                                    EXHIBITS

                               INDEX TO EXHIBITS
                               -----------------

Exhibit No            Description of Exhibit
----------            ----------------------



4.1       Form of Common Stock certificate of the Registrant.***

4.2       Articles of Amalgamation of the Registrant.*

4.3       Bylaws of the Registrant.*

4.4       Amended and Restated 1997 Stock Option Plan of the Registrant.**

4.5       Compensation Agreement for Employee.***

5         Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.***

23        Consent of  Arthur Andersen LLP.***

24        Power of Attorney (included on signature page of this Registration
          Statement).

---------------------
* Filed as Exhibit to Registration Statement on Form S-4 (No. 333-05557) of the Registrant filed June 7, 1996.
** Filed as Exhibit to Registration Statement on Form S-4 (No. 333-47511) of the Registrant filed March 6, 1998.
***  Filed herewith.